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                                                               Exhibit 10.7

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                                  SUNOCO, INC.
                            EXECUTIVE INCENTIVE PLAN
              (As Amended and Restated Effective September 6, 2001)











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                                    ARTICLE I

                                   Definitions

      As used in this Plan, the following terms shall have the meanings herein specified:

      1.1 Board of Directors - shall mean the Board of Directors of the Company.

      1.2 Business Combination - shall have the meaning provided herein at
Section 1.4(c).

      1.3 CEO - shall mean the Chief Executive Officer of the Company.

      1.4 Change in Control - shall mean the occurrence of any of the following events:

            (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section (a), the following acquisitions shall not constitute a Change in
Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (c)(2) and (c)(3) of this definition;

            (b) Individuals who, as of September 6, 2001, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

            (c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as


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their ownership immediately prior to such Business Combination of the
Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

            (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

      1.5 CIC Incentive Award - shall mean the incentive award payable in cash following a Change in Control, as such award is described herein at Article VII.

      1.6 CIC Participant - shall mean a Participant described in any of the following:

            (a) a Participant who was employed by the Company on the date of the Change in Control and who does not incur a termination for Just Cause before payment of the CIC Incentive Award;

            (b) a Participant who was, immediately before the Change in Control, eligible for a prorated award under the provisions of Section 5.2;

            (c) a Participant who is a participant in the Company's Special Executive Severance Plan and incurs a "Qualifying Termination" as defined in such plan before the Change in Control;

            (d) a Participant whose employment was terminated by the Company (other than for Just Cause) before the Change in Control, or a Participant who terminated employment for one of the reasons set forth in Sections 1.6(d)(1),
(2), and (3) below, if the Participant can demonstrate that such termination or circumstance in Section 1.6(d)(1), (2), or (3) below leading to the termination was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change in Control or otherwise occurred in connection with a Change in Control; provided, however, that in either such case, the Change in Control actually occurs within one (1) year following the Employment Termination Date:

                  (1) the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant's positions, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control, in each case except in connection with such Participant's termination of employment by the Company for Just Cause; or

                  (2) a reduction by the Company in the Participant's combined annual base salary and guideline (target) bonus as in effect immediately prior to the Change in Control; or


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                  (3) the Company requires the Participant to be based anywhere other than the Participant's present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant's travel obligations during the period of twelve (12) consecutive months immediately preceding the Change in Control;

provided, however, that in the case of a Participant whose employment terminates under this subparagraph (d), such Participant shall not be deemed to be a CIC Participant on the basis of such termination unless the termination occurs within 120 days after the occurrence of the event or events constituting the reason for the termination.

      1.7 CIC Short Period - shall mean the portion of the Plan Year from January 1 to the date of the occurrence of a Change in Control.

      1.8 Code - shall mean the Internal Revenue Code of 1986, as amended.

      1.9 Committee - shall mean the committee appointed to administer this Plan by the Board of Directors of the Company, as constituted from time to time. The Committee shall consist of at least two (2) members of the Board of Directors, each of whom shall meet applicable requirements set forth in the pertinent regulations under Section 16 of the Exchange Act and Section 162(m) of the Code.

      1.10 Company - shall mean Sunoco, Inc., a Pennsylvania corporation. The term "Company" shall include any successor to Sunoco, Inc., any subsidiary or affiliate which has adopted the Plan, or a corporation succeeding to the business of Sunoco, Inc., or any subsidiary or affiliate, by merger, consolidation or liquidation or purchase of assets or stock or similar transaction.

      1.11 Exchange Act - shall mean the Securities Exchange Act of 1934, as amended.

      1.12 Executive Resources Employee - shall mean any individual who has been designated by the Company as a member of the Company's Executive Resources group. Generally, such group shall include employees in Grades 14 and above and all other employees subject to Section 16 of the Exchange Act.

      1.13 Executive Team - shall mean the senior executives who have significant operating and/or strategic responsibilities for the Company as designated by the CEO.

      1.14 Fair Market Value - shall mean, as of any date and in respect of any share of Sunoco Stock, the opening price on such date of a share of Sunoco Stock (which price shall be the closing price on the previous trading day of a share of Sunoco Stock as published in the Wall Street Journal under the caption "New York Stock Exchange Composite Transactions" or any other publication selected by the Committee). If there is no sale of shares of Sunoco Stock on the New York Stock Exchange for more than ten (10) days immediately preceding such date, or if deemed appropriate by the Committee for any other reason, the Fair Market Value of the shares of Sunoco Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the Fair Market Value of any share of Sunoco Stock be less than its par value.

      1.15 Guideline Incentive Award - shall mean the result of the individual Participant's actual annualized salary multiplied by the guideline percentage, as determined under Article III.


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      1.16 Incentive Award - shall mean the award granted to a Participant.

      1.17 Incumbent Board - shall have the meaning provided herein at Section 1.4(b).

      1.18 Just Cause - shall mean, for any Participant who is a participant in the Company's Special Executive Severance Plan, "Just Cause" as defined in such plan, and for any other Participant:

            (a) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness or following notice of employment termination by the Participant pursuant to Section 1.6(d)
(1), (2) and (3) after a written demand for substantial performance is delivered to the Participant by the Board of Directors or any employee of the Company with supervisory authority over the Participant that specifically identifies the manner in which the Board of Directors or such supervising employee believes that the Participant has not substantially performed the Participant's duties, or

            (b) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

      1.19 Outstanding Company Common Stock - shall have the meaning provided herein at Section 1.4(a).

      1.20 Outstanding Company Voting Securities - shall have the meaning provided herein at Section 1.4(a).

      1.21 Participant - shall mean a person participating or eligible to participate in the Plan, as determined under Section 2.4.

      1.22  Performance Factor - shall mean:

            (a) for a Participant who is one of the top five most highly compensated officers of the Company during the applicable Plan Year: the various payout percentages related to the attainment levels of one or more Performance Goals, as determined by the Committee; and

            (b) for a Participant who is not one of the top five most highly compensated officers of the Company during the applicable Plan Year: such payout percentages related to the attainment levels of one or more Performance Goals, as determined by the CEO, or any authorized delegate thereof.

      1.23  Performance Goals - shall mean:

            (a) for a Participant who is one of the top five most highly compensated officers of the Company during the applicable Plan Year: the objective financial or operating goals established by the Committee in accordance with Section 162(m) of the Code. Such Performance Goals may include specific targeted amounts of, or changes in, revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; working capital; shareholder return; operating capacity utilized; production or sales volumes; throughput; or other objective criteria; and


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            (b) for a Participant who is not one of the top five most highly compensated officers of the Company during the applicable Plan Year: such annual financial, operating, or other goals and objectives as may be established from time to time in the sole discretion of the CEO, or any authorized delegate thereof.

      Such goals may be applicable to the Company as a whole, to one or more of the Company's business units or teams, or to an individual Participant in the Plan. Performance Goals may be applied in total or on a per share, per barrel or percentage basis and on an absolute basis or relative to other companies, industries or indices or any combination thereof, as determined by the Committee (in the case of Performance Goals established by the Committee with respect to a Participant who is one of the top five most highly compensated officers of the Company during the applicable Plan Year) or by the CEO, or any authorized delegate thereof (in the case of a Participant who is not one of the top five most highly compensated officers of the Company during the applicable Plan
Year).

      1.24 Person - shall have the meaning provided herein at Section 1.4(a).

      1.25 Plan - shall mean the Company's Executive Incentive Plan as amended and restated effective as of September 6, 2001.

      1.26 Plan Year - shall mean the performance (calendar) year.

      1.27 Pro-rated Bonus Award - shall mean an amount equal to the Incentive Award otherwise payable to a Participant for the Plan Year in which the Participant's termination of employment with the Company (other than for Just Cause) is effective, multiplied by a fraction the numerator of which is the number of full and partial months in the applicable Plan Year through the date of termination of such Participant's employment, and the denominator of which is twelve (12).

      1.28 Sunoco Stock - shall mean the common stock of Sunoco, Inc.

                                   ARTICLE II

                             Background and Purpose

      2.1 Purpose. The purpose of the Executive Incentive Plan is to promote the achievement of the Company's short-term, targeted business objectives by providing competitive incentive reward opportunities to those employees who can significantly impact the Company's performance. The Plan enhances the Company's ability to attract, develop and motivate individuals as members of a talented management team while aligning their interest with those of the shareholders. As described herein, the awards made under the Plan may recognize Company, business unit, team and/or individual performance.

      2.2 Effective Date. This amendment and restatement of the Plan is effective September 6, 2001.

      2.3 Administration. The Committee shall have full power and authority to construe, interpret and administer the Plan and to make rules and regulations subject to the provisions of the Plan. All decisions, actions, determinations or interpretations of the Committee shall be made in its sole discretion and shall be final, conclusive and binding on all parties.


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      2.4 Eligibility and Participation. Participation in the Plan is limited to
Executive Resources Employees and other employees evaluated in positions with Grades 11, 12 and 13 at any time during the Plan Year.

                                   Article III

                   Determination of Guideline Incentive Awards

      3.1 Guideline Percentages. Within the time prescribed by Section 162(m) of the Code, the Committee will establish, in writing, for the applicable Plan Year, the guideline incentive opportunities for Participants as a percentage of actual salary in effect on the last day of the final pay period of the current Plan Year.

      3.2 Guideline Incentive Award. The Guideline Incentive Award is calculated for each Participant by multiplying the individual Participant's actual salary range in effect on the last day of the final pay period of the Current Plan Year by the applicable guideline percentage established by the Committee.

      Actual incentive awards to individual Participants may be greater or lesser than this guideline depending on Company and, as necessary, business unit, team and/or individual Participant performance.

                                   ARTICLE IV

                        Determination of Incentive Award

      4.1 Performance Goals.

      (a) Five Most Highly Compensated Officers: For a Participant who is one of the top five most highly compensated officers of the Company during the applicable Plan Year, the amount of any Incentive Award earned will be based upon the attainment of Performance Goals established by the Committee in accordance with Section 162(m) of the Code. Within the time prescribed by
Section 162(m) of the Code, the Committee will establish, in writing, the weighted Performance Goals and related Performance Factors for various goal achievement levels for the applicable Plan Year, and will determine the appropriate methodology for including Company, business unit, team and/or individual performance in the Incentive Award computations for such year.

      In establishing the weighted Performance Goals, the Committee shall take the necessary steps to insure that the ability to achieve the pre-established goals is uncertain at the time the goals are set. The established written Performance Goals, assigned weights, and Performance Factors shall be written in terms of an objective formula, whereby any third party having knowledge of the relevant Company, business unit, team and/or individual performance results could calculate the amount to be paid. Such Performance Goals may vary by Participant and by award.

            (1) Adjustment or Modification of Performance Goals. The Committee, in its discretion (and within the time prescribed by Section 162(m) of the Code), may adjust or modify the calculation of Performance Goals to prevent dilution or enlargement of the rights of Participants:


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                  (i) in the event of, in recognition of, or in anticipation of, any unanticipated, unusual nonrecurring or extraordinary corporate item, transaction, event, or development; or

                  (ii) in response to, or in anticipation of, changes in
            applicable laws, regulations, accounting principles, or business conditions.

      Unless otherwise determined by the Committee, if any provision of the Plan or any Incentive Award granted to an individual who is one of the top five most highly compensated officers of the Company hereunder would not comply with
Section 162(m) of the Code, such provision or Incentive Award shall be construed or deemed amended to conform to Section 162(m) of the Code.

            (2) Determination of Performance Factor. After the end of each Plan Year, the Committee will determine:

                  (i) the extent to which the Company, business unit and/or team performance goals have been met; and

                  (ii) the Company, business unit and/or team Performance Factor
            (each of which may vary from 0% to 200%), appropriate to the level of performance achieved with respect to each Performance Goal.

      (b) Other Participants: For a Participant who is not one of the top five most highly compensated officers of the Company during the applicable Plan Year, the amount of any Incentive Award earned will be based upon the attainment of Performance Goals established as provided in this Section 4.1(b). For each Plan Year, the CEO, and if so delegated, other members of the Executive Team will determine the appropriate methodology for including Company, business unit, team and individual performance in the Incentive Award computations for such year. While Company Performance will always be included in the computation, the other factors may or may not be included as deemed appropriate by the Executive Team. The applicable Performance Factors shall be determined as follows:

            (1) Determination of Performance Factor Applicable to Company. For each Plan Year, the Compensation Committee shall establish annual Performance Goal(s) for the Company, based on one or more criteria that the Compensation Committee, in its sole discretion, determines to be applicable.

            After the end of each calendar year, the Compensation Committee will determine the extent to which such Performance Goals have been met and the appropriate Company Performance Factor, from 0% to 200%, that is appropriate with the varying levels of performance for each goal.

            (2) Determination of Business Unit and Team Performance Factors. The CEO, and if so delegated, other members of the Executive Team shall determine the annual business unit Performance Goal(s) and the applicable levels of performance based on one or more factors. Business unit leaders will establish annual Performance Goal(s) for any teams within their respective business units.


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            After the end of each calendar year, the CEO, and if so delegated, other members of the Executive Team will determine the extent to which the business unit Performance Goals have been met and the business unit Performance Factor, from 0% to 200%, that is appropriate with the varying levels of performance for each goal. Business unit leaders will similarly evaluate the performance of any teams to determine the appropriate Performance Factor applicable to such team.

      4.2 Individual Performance Factors. Incentive Awards under this Plan may be based, in whole or in part, upon the attainment of individual performance objectives or targets. For a Participant who is one of the top five most highly compensated officers of the Company during the applicable Plan Year, the Committee will establish, in writing, individual performance objectives or targets in accordance with Section 162(m) of the Code and Section 4.1 hereof. For all other Participants, the recommended individual performance assessment process is briefly outlined as follows:

            (a) Prior to the beginning of each Plan Year or other appropriate time, the Participant and his or her manager will agree on individual performance targets or objectives (which may be related to the Participant's collaboration on a work team) to be attained during the Plan Year.

            (b) Progress toward attainment of such individual targets or objectives will be formally reviewed on a periodic basis.

            (c) At the end of the year, the manager will assess the degree to which the individual performance targets or objectives have been achieved, keeping in mind environmental or circumstantial changes that may have affected the original targets or objectives. Specifically, consideration should be given to:

                  (1) level of contributions relative to peers.

                  (2) degree of difficulty of performance targets.

                  (3) reaction to unanticipated changes in the business
            environment.

                  (4) unplanned contributions.

                  (5) team performance, as appropriate.

            (d) While the level of individual performance for the Plan should be based primarily on annual targets and objectives, the performance factors utilized for this program should be consistent with appraisals used for the purposes of salary administration as updated to reflect performance since the last appraisal.

            (e) The performance appraisal should be documented in such a way as to identify the performance targets and objectives, the assessment of individual performance against such targets and objectives, and any other significant information to support the recommendation.


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            (f) The Participant's individual performance factor should be determined based upon the individual performance assessment as outlined below:

            Individual Performance           Adjustment to Individual
            Assessments                      Performance Components *
            -----------------------          ------------------------

            Exceed all performance targets         150% to 200%

            Exceed most performance targets        115% to 145%

            Met most performance targets            90% to 110%

            Met some/few performance targets        50% to 85%

            Completely unacceptable performance      0%
            ------------------------------------

            * All assessments should be multiples of 5%.

            (g) The Participant's individual performance assessment will be determined by his or her manager and approved by the appropriate member of the Executive Team and, where appropriate, the CEO.

                                    ARTICLE V

                 Forfeiture and/or Proration of Incentive Award

      5.1 Forfeiture. Provided that no Change in Control of the Company has occurred, if a Participant voluntarily terminates his or her employment with the Company (for any reason other than retirement, death, permanent disability, approved leave of absence) prior to December 31 of any Plan Year, such Participant will not receive payment of any Incentive Award for such Plan Year. Likewise, a Participant will not receive payment of any Incentive Award for a particular Plan Year if no Change in Control has occurred and the Participant's employment with the Company is terminated for Just Cause before March 15 of the succeeding calendar year.

      5.2 Proration. A Pro-rated Bonus Award, reflecting participation for a portion of the Plan Year, will be paid to any Participant whose employment status changed during the year as a result of death or permanent disability (as determined by the Committee), or due to retirement, approved leave of absence, or termination at the Company's request (other than for Just Cause). New hires and part-time employees also will receive a Pro-rated Bonus Award. Unless otherwise required by applicable law, any Pro-rated Bonus Award payable hereunder will be paid on the date when Incentive Awards are otherwise payable as provided in the Plan.


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                                   ARTICLE VI

                 Timing, Form of Payment, and Deferral of Awards

      6.1   Timing and Form of Payment.

            (a) Certification in Writing. Prior to the payment of any Incentive Award under this Plan, the Committee will certify in writing that the applicable Performance Goals, and any other material terms or conditions of such award, have been satisfied. In making this certification, the Committee will be entitled to rely upon an appropriate officer's certificate from the Company's Chief Financial Officer. Upon approval by the Committee of the individual Incentive Awards for the top five most highly compensated officers of the Company and the aggregate amount of all Incentive Awards for the Plan Year, and subject to Sections 6.2 and 6.3 hereof, payment of the individual awards will be made in cash less the withholding of appropriate taxes. Payment will be made not later than March 15th of the calendar year following each Plan Year.

            (b) Negative Discretion. The Committee will have the discretion, by Participant and by grant, to reduce (but not to increase) some or all of the amount of any Incentive Award that would otherwise be payable by reason of the satisfaction of the Performance Goals. In making any such determination, the Committee is authorized to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance; provided, however, the exercise of such negative discretion with respect to one executive may not be used to increase the amount of any award otherwise payable to another executive.

      6.2   Deferral of Awards.

            (a) Deferral by Participant. Certain executives may elect to defer their Incentive Award under the terms of the Sunoco, Inc. Deferred Compensation Plan.

            (b) Deferral by Committee. Each year in conjunction with the granting of an Annual Incentive Award to a Participant in this Plan, the Committee, in its sole discretion, may cause all or a portion of such Annual Incentive Award to be deferred under the terms of the Sunoco, Inc. Deferred Compensation Plan. Any portion of the Annual Incentive Award which is deferred shall be credited to a Participant's account under the Deferred Compensation Plan at the time the bonus would otherwise have been paid had no Committee action to defer been taken.

      6.3 Awards of Sunoco Stock. In the sole discretion of the Committee, all or a portion of each Participant's Incentive Award may be paid in shares of Sunoco Stock, all or a portion of which may be subject to certain restrictions for failure to meet applicable minimum stock ownership guidelines, or otherwise.

            (a) For a Participant subject to minimum stock ownership guidelines (as established from time to time by the Committee or the Company), but failing to meet the applicable personal ownership requirement within the prescribed period, the Committee may award shares of Sunoco Stock, from the treasury of the Company, subject to appropriate restrictions on sale, exchange, transfer, pledge, hypothecation, gift or other disposition.


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            (b) The number of shares of Sunoco Stock to be issued from the
      Company's treasury pursuant to this Section 6.3 shall be determined by dividing:

                  (1) the amount of the Incentive Award to be paid in Sunoco
            Stock; by

                  (2) the average Fair Market Value of Sunoco Stock during the ten (10) consecutive trading days immediately preceding the date on which the Incentive Award is to be paid.

            (c) All tax withholding will be satisfied from that remaining portion of the Incentive Award paid in cash.

                                   ARTICLE VII

                                Change in Control

      7.1 Effect of Change in Control. The terms of this Article VII shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and control over any other provisions of this Plan.

      7.2 Acceleration. The CIC Incentive Award shall be payable in cash within thirty (30) days of after the occurrence of a Change in Control (or as soon as it is practicable to determine the appropriate Performance Factors under Subsection (a) below) to all CIC Participants. Such award shall be calculated according to the terms of the Plan, except as follows:

            (a) The applicable Performance Factors shall be determined based upon performance of the Company, business unit and/or team, as the case may be, from January 1 through the end of the most recent quarter (prior to the Change in Control) for which the Company has reported its earnings to the public. Notwithstanding the methodology established by the Committee for the Plan Year, there shall be no adjustment for individual performance factors in the determination of the CIC Incentive Award. If a specified percentage of the Guideline Incentive Award was to be based upon individual performance, such percentage will be adjusted using the weighted average of the Performance Factors applicable to Company and, as necessary, business unit and/or team performance used to determine the non-individual performance components of the CIC Participant's award.

            (b) The amount of the CIC Incentive Award shall be equal to the respective annual Guideline Incentive Award adjusted to reflect the Performance Factors applicable to Company and, as necessary, business unit and/or team performance (calculated in accordance with subsection (a) hereof), multiplied by the number of full and partial months in the CIC Short Period divided by twelve (12). Such result shall be further adjusted to reflect participation for only a portion of the CIC Short Period in accordance with Section 5.2.

            (c) Notwithstanding the provisions of Section 8.3 hereof, no action taken by the Committee or the Board of Directors after a Change in Control, or before, but in connection with, a Change in Control, may (1) terminate or reduce the CIC Incentive Award or prospective CIC Incentive Award payable to any Participant in connection with such


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      Change in Control without the express written consent of such Participant, or (2) adversely affect a Participant's rights under Section 7.3 in connection with such Change in Control.

      7.3 Attorney's Fees. The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce payment of the CIC Incentive Award to which such Participant may be entitled under the Plan after a Change in Control; provided, however, that the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

                                  ARTICLE VIII

                                  Miscellaneous

      8.1 Funding of Plan. In a meeting to be held not later than December 31st of each Plan Year, the Committee may determine, by appropriate resolution, an estimate of the amount of monies, if any, that should be set aside for the current Plan Year for payment to Participants in the following calendar year.

      8.2 Construction. Nothing in this Plan or in any agreement or other instrument executed pursuant thereto shall be construed as conferring upon any Participant the right to receive executive incentive compensation or to be continued in the employ of the Company and any rights conferred by this Plan may not be transferred, sold, assigned, pledged, anticipated or otherwise disposed of other than by will or intestate laws.

      8.3 Amendment. This Plan may be amended at any time by the Committee and may be terminated in whole or in part at any time by the Board of Directors (except as set forth in Section 7.2(c)).


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